EXHIBIT 10.28
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                          NOTE MODIFICATION AGREEMENT


      THIS NOTE MODIFICATION AGREEMENT (this "Agreement"), is made as of the 31st day of December, 1998, by and between Amfac/JMB Hawaii, L.L.C., a Hawaii limited liability company ("Borrower") and Fred Harvey
Transportation Company, an Arizona corporation ("Holder").

                             W I T N E S S E T H :

      WHEREAS, Borrower's predecessor-in-interest, Amfac/JMB Hawaii, Inc., a Hawaii corporation ("AHI"), was the maker of a Certain Replacement Note #1 (the "Note"), dated as of January 1, 1998, in the original principal amount of $99,594,751.09, and Borrower is the current obligor under such Note; and,

      WHEREAS, Holder is the current holder of the Note, which has an outstanding balance of principal and accrued interest as of the date hereof of $110,325,783.38; and,

      WHEREAS, Holder also holds promissory notes evidencing significant indebtedness (the "Northbrook Debt") to Holder by Northbrook Corporation, a Delaware corporation ("Northbrook"); and,

      WHEREAS, Northbrook may have significant potential contingent obligations with respect to the right of holders of certain Certificate of Land Appreciation Notes, due 2008, Class B (the "Class B Notes") issued by the Borrower to cause the repurchase of such Class B Notes by Amfac/JMB Finance, Inc., an Illinois corporation ("AJF"), which obligations could materially adversely impact Northbrook's ability to satisfy the Northbrook Debt; and,

      WHEREAS, Borrower has certain rights (among other things) to redeem the Class B Notes in lieu of AJF, pursuant to the terms of a certain Repurchase Agreement, dated as of March 14, 1989 (the "Repurchase
Agreement"), by and between AHI, as predecessor-in-interest to Borrower;
and,

      WHEREAS, in contemporaneous transactions as of the date hereof, Holder has sold to Northbrook a certain Revolving Credit Note, dated as of February 27, 1998, in the original principal amount of $30,000,000.00, made by AHI, as predecessor-in-interest to Borrower, in favor of Holder (the "Revolving Note"), which Revolving Note, together with certain other indebtedness of Borrower to Northbrook, Northbrook has immediately contributed to the capital of Borrower (the "Northbrook Contributions"); and,

      WHEREAS, Holder has agreed to defer the obligation of Borrower to pay interest under the Note through December 31, 2001, in consideration of (i) the Northbrook Contributions, (ii) Borrower agreeing to certain modifications to the Note to the benefit of Holder as further set forth herein, (iii) Borrower's commitment herein to exercise its rights under
Section 4 of the Repurchase Agreement with respect to the Class B Notes, and (iv) Borrower's agreement herein to provide security in such form as is acceptable to Holder (collectively, the "Security"), in order to provide Holder with specific security for the repayment of the Note; and,

      WHEREAS, the Note constitutes senior indebtedness for purposes of that certain Indenture, dated as of March 14, 1989 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture"), among Borrower (as successor-in-interest to AHI), certain of Borrower's affiliates, and Continental Bank, National Association, as trustee (together with any successor trustee thereunder, the "Trustee"), which Indenture permits the provision of specific security by Borrower in order to secure payment of any portion of the senior indebtedness incurred by Borrower pursuant thereto; and,


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      WHEREAS, capitalized terms not defined herein shall have the meaning attributed thereto in the Note.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto hereby agree as follows, effective as of the date hereof:

      The second to last sentence of the first paragraph of the Note shall be amended, effective January 1, 1998, by removing the parenthetical from the proviso thereof. After such sentence, an additional sentence shall be added as follows:

      "Any installment of interest under this Note that is deferred by the Lender on or after January 1, 1998, whether pursuant to the terms hereof or otherwise, shall not be added to principal, but shall also bear interest from the due date of such installment through the date of payment at the Base Rate, plus 2% per annum."

      The Events of Default specified under the Note shall be amended by deleting the word "or," from the end of item (d) and adding items (e), (f) and (g) thereto, as follows:

            "(e) The Borrower has received a notice of default by the Trustee (as defined below) under the Indenture (as defined below), which default is not cured by the expiration of any applicable cure period provided therefor in the Indenture;

            (f) Holders of any COLA Units (as defined in the Indenture) have instituted suit or otherwise brought any action or claim against the Borrower or any of its affiliates respecting such COLA Units, which suit, action or claim has not been dismissed, discharged, settled or otherwise satisfied within sixty (60) days after the institution thereof, nor has Borrower obtained a third party bond reasonably acceptable to the Lender to cover the amount demanded by any such suit, action or claim; or,

            (g) A default of Borrower has occurred and is continuing (beyond any applicable cure period set forth therein) under any document or instrument provided by Borrower to Lender as security for this Note."

      3. The following sentence is hereby added to the third to last paragraph of the Note:

      " This Note, and the performance of all obligations and the payment of all amounts payable hereunder, are hereby secured by any security provided by Borrower in favor of Lender pursuant to the terms of that certain Note Modification Agreement, dated as of December 31, 1998, made by the Borrower in favor of the Lender."

      4. Borrower hereby covenants and agrees that, on or prior to August 31, 1999, Borrower shall provide Holder with such Security for the
Note in such amount and in such form or forms as Holder shall deem acceptable, in Holder's sole and absolute discretion (provided that Borrower shall not be required to provide Security that would violate any existing obligations of the Borrower), and Borrower agrees to execute and deliver such documents as Holder may reasonably require in order to evidence the transactions contemplated hereby or in order to evidence and perfect Holder's security interest therein. Borrower and Holder acknowledge and agree that such security may be in the form of mortgages on real or personal property, pledges of interests in corporations, partnerships or limited liability companies or other securities, or pledges of other assets as may be identified by Borrower and Holder. In the event that Borrower fails to provide such Security in a manner acceptable to Holder on or before August 31, 1999, Holder may thereafter declare all interest previously deferred under this Agreement to be immediately due and payable, upon written notice to Borrower.



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      5.    Borrower hereby covenants and agrees, subject to provision for working capital requirements, to exercise its right under Section 4 of the Repurchase Agreement to redeem any and all of the Class B Notes that AJF may from time to time be required to repurchase from each holder thereof as further set forth in the Repurchase Agreement and in accordance with the terms of such Class B Notes. To the extent that Borrower has insufficient cash to satisfy its obligation under this paragraph 5, Borrower shall use its best efforts to borrow sufficient funds from Northbrook, its affiliates and/or third parties for such purpose (at rates and on terms that are commercially reasonable considering the risk associated with such financing).

      6. In return for the consideration set forth in the recitals hereof as further set forth in this Agreement, subject to paragraph 4 hereof, Holder hereby agrees that, so long as there is no Event of Default (nor any default under the terms of this Agreement) which has occurred and is continuing, Holder shall defer Borrower's obligation to pay, and shall not demand payment of, any installment of interest under the Note that would otherwise become due and payable prior to December 31, 2001 (collectively, the "Deferred Interest"). Without limiting any of Holder's rights or remedies under the Note (or respecting the Security, or otherwise in the event of an Event of Default under the Note or this Agreement) all such Deferred Interest (including interest thereon) shall be due and payable on December 31, 2001, and, thereafter, installments of interest and principal shall continue to be payable as set forth in the Note.

      7. As amended by this Agreement, Borrower and Holder hereby ratify and confirm the Note, which continues in full force and effect.

      8. This Agreement may be executed in counterparts, each of which shall constitute an original and when taken together shall constitute the same instrument.

      9. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall, if possible, be reformed to the extent necessary to conform with applicable law or shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law (and not the law of conflicts) of the State of Illinois, irrespective of the fact that one or more of the parties may be organized under the laws of any other jurisdiction or one or more of the parties now is or may hereafter become a resident or domiciliary of any other state.



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      IN WITNESS WHEREOF, the parties hereto have entered into this
Agreement as of the date first above written.


                         HOLDER:

                         FRED HARVEY TRANSPORTATION COMPANY,
                         an Arizona corporation



                         By:
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                               Its:
                                     ------------------------

                         BORROWER:

                         AMFAC/JMB HAWAII, L.L.C.,
                         a Hawaii limited liability company


                         By:
                               ------------------------------
                                     Manager